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                                                                     Exhibit 3.1

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 02:00 PM 05/17/1995
                                                   95010942? - 2506905


                           CERTIFICATE OF FORMATION OF

                         NORCROSS SAFETY PRODUCTS L.L.C.
                         ------------------------------

          The undersigned, for the purpose of forming a limited liability company pursuant to Section 18-201 of the Limited Liability Company Act of the State of Delaware ("LLCA") and in accordance with Section 18-205 of the LLCA, does hereby certify the following:

     1. The name of the limited liability company (hereinafter called the "Company") is Norcross Safety Products L.L.C.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. Unless the Company shall have been sooner dissolved in accordance with the provisions of the LLCA, the Company shall dissolve on December 31, 2035.

     4. There shall be two classes of members of the Company, to be known as Class A Members and Class B Members. The

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Class A Members shall be vested with exclusive and unrestricted voting rights;
each Class A Member shall be entitled to vote on all membership matters, except for matters left to the vote of the Founding Members or Class B Members under this Certificate or the Limited Liability Company Agreement, at every meeting of the members, in the proportion that such Class A Member's shares of the current profits of the Company bears to the aggregate of all Class A Members' shares of the current profits of the Company. The Class B Members shall have no voting rights, except as provided in the Limited Liability Company Agreement.

     5. The initial members of the Company shall also be referred to as the Founding Members. The Founding Members shall be designated in the Limited Liability Company Agreement, shall all be Class A Members, and shall have membership interests and other rights as set forth in the Limited Liability Company Agreement.

     6. The nature of the business and of the purposes to be conducted and promoted by the Company is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which limited liability companies may be organized under the LLCA. In furtherance of the foregoing, the Company may develop, own and operate one or more

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businesses involving, among other things, the manufacture and marketing of a broad line of hand-laid rubber, neoprene, injection molded waterproof protective footwear designed to meet the safety and performance needs of the industrial safety and agricultural/work markets. The Company shall not, however, engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first having been obtained.

     7. The Company shall be managed by managers, and not by the members. The number and selection of the managers shall be in accordance with the Limited Liability Company Agreement. Only the managers, acting individually or together, and not the members, shall have the authority to bind the Company.

     8. The Company shall indemnify, in accordance with the relevant provisions of the Limited Liability Company Agreement, as amended from time to time, all persons whom it is permitted to indemnify pursuant thereto.

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                                       -4-

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Norcross Safety Products L.L.C. this 17th day of May, 1995.



                                           /s/ Roger Meltzer
                                           ----------------------------
                                           Roger Meltzer
                                           Authorized Person

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 08/12/1998
                                                          981317587 - 2506905


                AMENDED AND RESTATED CERTIFICATE OF FORMATION OF

                         NORCROSS SAFETY PRODUCTS L.L.C.

                         ------------------------------

          The undersigned, for the purpose of amending and restating the Certificate of Formation of Norcross Safety Products L.L.C., which original certificate was filed with the Secretary of State on May 17th, 1995, hereby files this Amended and Restated Certificate of Formation of Norcross Safety Products L.L.C., pursuant to Section 18-208 of the Limited Liability Company Act of the State of Delaware ("LLCA") and in accordance with Section 18-206 of the LLCA, and does hereby certify the following:

          1. The original name of the limited liability company (hereinafter called the "Company") is Norcross Safety Products L.L.C.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

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          3.   Unless the Company shall have been sooner delivered in accordance with the provisions of the LLCA, the Company shall dissolve on December 31, 2035.

          4. There shall be one class of members of the Company, to be known as "Class A Members" or "Members." The Class A Members shall be vested with exclusive and unrestricted voting rights; each Class A Member shall be entitled to vote on all membership matters, at every meeting of the Members, in the proportion that such Class A Member's share of the current profits of the Company bears to the aggregate of all Class A Members' shares of the current profits of the Company.

          5. Members shall have such other rights as set forth in the Limited Liability Company Agreement, as it may be amended from time to time.

          6. The nature of the business and of the purposes to be conducted and promoted by the Company is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which limited liability companies may be organized under the LLCA. In furtherance of the foregoing, the Company may develop, own and operate one or more businesses involving, among other things, the manufacture and marketing of a broad line of personal protective footwear, clothing or equipment designed to meet the safety and performance

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needs of the industrial safety and agricultural/work markets. The Company shall not, however, engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first having been obtained.

          7. The Company shall be managed by managers, and not by the Members. The number and selection of the managers shall be in accordance with the Limited Liability Company Agreement. Only the managers, acting individually or together, and not the Members, shall have the authority to bind the Company.

          8. The Company shall indemnify, in accordance with the relevant provisions of the Limited Liability Company Agreement, as amended from time to time, all persons whom it is permitted to indemnify pursuant thereto.

          IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Formation of Norcross Safety Products L.L.C. this 12th day of August, 1998.

                                                    /s/ Edward Levy
                                                    ----------------------------
                                                    Edward Levy
                                                    Authorized Person